Exhibit 99.1

News Release

Hi-Crush Partners LP Reports Second Quarter 2013 Results

Houston, Texas, August 14, 2013 - Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today reported net income of $14.7 million, or $0.53 per limited partner unit, for the second quarter of 2013. Second quarter results include a net income contribution of $0.7 million, or $0.025 per limited partner unit, for D&I for the period beginning June 11, 2013, when Hi-Crush completed the D&I transaction, and ending June 30, 2013.

Overview of Financial Results

“The second quarter was marked by trends that were favorable to Hi-Crush,” said Robert Rasmus, Co-Chief Executive Officer of
Hi-Crush. “Not only did we see an extension of positive trends from the first quarter, including rising proppant intensity and a move towards 24-hour operations, but we also saw striking results from producers in the Marcellus and encouraging well results from producers in the Utica. Our acquisition of D&I was timely, and we see trends that will continue to propel demand in the near-term.”

Revenues for the quarter ended June 30, 2013 totaled $27.1 million and reflects an average selling price in line with projections.
Hi-Crush sold 358,162 tons of frac sand produced from the Wyeville facility for the quarter ended June 30, 2013. D&I contributed an additional 56,473 tons in frac sand sales for the period beginning June 11, 2013 and ending June 30, 2013. For the quarter ended June 30, 2013, distributable cash flow was $15.6 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $16.4 million.

“Our customers met or exceeded their contract terms in the second quarter, and volumes were trending up throughout the quarter as we transferred contracted tons from Augusta and our customers took advantage of beneficial pricing,” said James Whipkey, Co-Chief Executive Officer of Hi-Crush. “This, combined with our sales under spot arrangements, resulted in our Wyeville plant operating at almost full capacity for the quarter and achieving record levels of production in the month of June. With D&I now integrated into Hi-Crush, we see many opportunities ahead to increase volumes across our consolidated company.”

On July 17, 2013, Hi-Crush declared its second quarter cash distribution of $0.475 per unit for all common and subordinated units. This amount corresponds to the minimum quarterly cash distribution of $0.475 per unit, or $1.90 on an annualized basis and will be paid on August 15, 2013 to all common and subordinated unitholders of record on August 1, 2013.

Conference Call

A conference call for investors will be held on Thursday, August 14, 2013 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss Hi-Crush’s second quarter results and forward outlook. Hosting the call will be Robert E. Rasmus, Co-Chief Executive Officer, James M. Whipkey, Co-Chief Executive Officer and Laura C. Fulton, Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 418530. The replay will be available until August 28, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Hi-Crush’s website at www.hicrushpartners.com in the Investors–Event Calendar and Presentations section. A replay of the webcast will also be available for approximately 30 days following the call.

The slide presentation to be referenced on the call will also be on Hi-Crush’s website at www.hicrushpartners.com in the Investors–Event Calendar and Presentations section.

Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-GAAP financial measure of EBITDA, Distributable Cash Flow and Production Costs, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA, Distributable Cash Flow and Production Costs are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

About Hi-Crush

Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline and, a specialized mineral that is used as a “proppant” (frac sand) to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wyeville, Wisconsin, consist of “Northern White” sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2012 and subsequently filed Form 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:

Investor Relations

ir@hicrushpartners.com

(713) 960-4811

Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except tons, units and per unit amounts)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
	Successor	Predecessor
Revenues	$27,101	$20,643
Cost of goods sold (including depreciation, depletion and amortization)	11,585	5,495

Gross profit	15,516	15,148
Operating costs and expenses:
General and administrative	3,847	1,650
Exploration expense	45	220
Accretion of asset retirement obligation	30	6

Income from operations	11,594	13,272
Other income (expense):
Income from preferred interest in Hi-Crush Augusta LLC	3,750	—
Interest expense	(663)	(1,457)

Net income	$14,681	$11,815

Earnings per unit:
Common units – basic and diluted	$0.53

Subordinated units – basic and diluted	$0.53

Weighted average limited partner units outstanding:
Common units – basic and diluted	13,992,894

Subordinated units – basic and diluted	13,640,351

Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except tons, units and per unit amounts)

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
	Successor	Predecessor
Revenues	$46,729	$34,175
Cost of goods sold (including depreciation, depletion and amortization)	17,367	10,271

Gross profit	29,362	23,904
Operating costs and expenses:
General and administrative	6,566	3,137
Exploration expense	46	419
Accretion of asset retirement obligation	59	12

Income from operations	22,691	20,336
Other income (expense):
Income from preferred interest in Hi-Crush Augusta LLC	3,750	—
Interest expense	(977)	(2,385)

Net income	$25,464	$17,951

Earnings per unit:
Common units – basic and diluted	$0.93

Subordinated units – basic and diluted	$0.93

Weighted average limited partner units outstanding:
Common units – basic and diluted	13,819,458

Subordinated units – basic and diluted	13,640,351

Unaudited EBITDA and Distributable Cash Flow

(Amounts in thousands)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
	Successor	Predecessor
Reconciliation of EBITDA and Distributable Cash Flow to Net Income:
Net income	$14,681	$11,815
Depreciation, depletion, and amortization	1,085	489
Interest expense	663	1,457

EBITDA	$16,429	$13,761

Less: Cash interest paid	(370)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(484)
Add: Accretion of asset retirement obligation	30

Distributable cash flow	$15,605

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
	Successor	Predecessor
Reconciliation of EBITDA and Distributable Cash Flow to Net Income:
Net income	$25,464	$17,951
Depreciation, depletion, and amortization	1,358	668
Interest expense	977	2,385

EBITDA	$27,799	$21,004

Less: Cash interest paid	(625)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(906)
Add: Accretion of asset retirement obligation	59
Add: Quarterly distribution from preferred interest in Augusta (2)	3,750

Distributable cash flow	$30,077

(1)	Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton sold during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.
(2)	The amount pertains to the second quarter performance of Augusta, on which we are entitled to receive a preferred distribution of $3,750. We have included this amount in our distributable cash flow for the six months ended June 30, 2013 as we received this distribution on August 9, 2013, in advance of our second quarter 2013 cash distributions to our common and subordinated unitholders, which will be paid on August 15, 2013. The amount is not reflected in our GAAP net income because our investment in Augusta is accounted for under the cost method. In accordance with that method, any distributions earned under our preferred interest are not recognized as income until the cash is actually received by the Partnership.

Unaudited Condensed Consolidated Cash Flow Information

(Amounts in thousands)

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
	Successor	Predecessor
Depreciation, depletion, and amortization	$1,358	$668
Net cash provided by operating activities	26,555	5,063
Net cash used in investing activities	(136,352)	(50,296)
Net cash provided by financing activities	117,152	45,929
Net increase in cash	7,355	696

Unaudited Condensed Consolidated Balance Sheet

(Amounts in thousands)

	June 30, 2013	December 31, 2012
	Successor	Successor
Assets
Current assets:
Cash	$17,853	$10,498
Restricted cash	688	—
Accounts receivable	27,702	8,199
Inventories	11,909	3,541
Due from Sponsor	—	5,615
Prepaid expenses and other current assets	866	393

Total current assets	59,018	28,246
Property, plant and equipment, net	112,982	72,844
Goodwill and intangible assets, net	74,624	—
Preferred interest in Hi-Crush Augusta LLC	47,043	—
Other	1,809	1,095

Total assets	$295,476	$102,185

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$9,148	$1,977
Accrued and other current liabilities	3,381	1,755
Due to Sponsor	1,357	—
Deferred revenue	—	1,715

Total current liabilities	13,886	5,447
Long-term debt	138,250	—
Asset retirement obligation	1,614	1,555

Total liabilities	153,750	7,002

Total partners’ capital	141,726	95,183

Total liabilities and partners’ capital	$295,476	$102,185

Unaudited Production Cost per Ton

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
	Successor	Predecessor
Sand sold (tons)	358,162	316,599
Production costs ($ in thousands)	$4,758	$5,006
Production costs per ton	$13.28	$15.81

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
	Successor	Predecessor
Sand sold (tons)	670,892	539,257
Production costs ($ in thousands)	$10,267	$9,603
Production costs per ton	$15.30	$17.81